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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)         January 24, 2006
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                              NEXTEL PARTNERS, INC.

             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE

                 (State or Other Jurisdiction of Incorporation)

                000-29633                              91-1930918
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         (Commission File Number)            (IRS Employer Identification No.)

                               4500 CARILLON POINT
                           KIRKLAND, WASHINGTON 98033

               (Address of Principal Executive Offices) (Zip Code)

                                 (425) 576-3600

              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE

          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    [ ] Written communications pursuant to Rule 425 under the Securities Act
        (17 CFR 230.425)

    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
        (17 CFR 240.14a-12)

    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

                  At a meeting of the Compensation Committee of our Board of Directors (the "Committee") on January 24, 2006, the Committee took a number of actions with respect to the compensation of our executive officers and directors. These actions are described below.

                  2005 BONUS PAYMENTS AND NORMAL COURSE SALARY INCREASES. The Committee approved the payment of 2005 cash bonuses to our executive officers based on the attainment of previously established financial targets, and approved normal course base salary increases for executive officers ranging from 4% to 8%.

                  ESTABLISHMENT OF 2006 ANNUAL BONUSES. Consistent with its past practices, the Committee established the financial targets for payment of cash bonuses for 2006 to our executive officers pursuant to their respective employment agreements, based 33% on net customer additions, 33% on revenue and 34% on operating cash flow. Unlike prior years, however, the bonuses will be paid to our executive officers on a quarterly basis based on the criteria set forth above and, in the event that any executive officer's employment is terminated without "cause" or by the executive officer for "good reason" (in each case, as defined in the executive officer's employment agreement), the executive officer will be entitled to receive, within 10 days of such termination, a pro rata portion of the bonus for the quarter in which the termination occurs based on the amount of the executive officer's target bonus. The amount of such annual bonuses will be equal to 100 percent of 2006 salary for each of Messrs. John Chapple, Barry Rowan and James Ryder and 75 percent of 2006 salary for each of Messrs. David Aas, Donald Manning and Philip Gaske.

                  OCF BONUSES. In addition to the annual bonuses described above, the Committee has approved, based on the advice of compensation experts, an additional cash bonus program ("OCF Bonuses") in lieu of the grants of equity compensation that otherwise would have been made to the executive officers for 2006. The Committee determined not to issue any new equity grants in light of the pending acquisition of the Company by Sprint Nextel Corporation ("Sprint Nextel"). The OCF bonuses will be based on the Company's operating cash flow goals and will be payable to the executive officers, subject to the achievement of the goals, on the earlier of (i) the first business day following the six month anniversary of the closing of the transactions with Sprint Nextel, and
(ii) the termination of the executive's employment after such closing by the Company without "cause" or by the executive for "good reason" (in each case, as defined in the executive's employment agreement). The target amount of such bonuses, subject to achieving the performance goals, is $750,000, $500,000, $500,000, $400,000, $300,000 and $275,000 for each of Messrs. Chapple, Rowan,
Ryder, Aas, Manning and Gaske, respectively.

                  CASH AWARDS IN LIEU OF EQUITY COMPENSATION. In addition, in lieu of receiving an annual grant of options, restricted shares or other equity compensation that would otherwise have been granted, the executive officers listed below will receive a cash bonus in the amount listed below which cash bonus shall be vested and paid in full on the closing of the transactions with Sprint Nextel Corporation. The amount of such cash awards is $769,500, $484,500, $427,500, $342,000, $313,500 and $228,000 for each of Messrs. Chapple, Rowan,
Ryder, Aas, Manning and Gaske, respectively.


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                  APPROVAL OF FINAL RETENTION AND SEVERANCE PLANS. The Committee
approved the adoption of the formal retention and severance plan for our executive officers, the material terms of which were previously approved by the Committee and disclosed to our shareholders on a Form 8-K filed on February 2, 2005, and in our proxy statements dated April 8, 2005 and September 22, 2005.

                  AMENDMENTS TO EMPLOYMENT AGREEMENTS. The Committee approved the amendment of the employment agreements with each of our executive officers memorializing the increases in annual base salaries, the change from an annual bonus payment to a quarterly bonus payment with a pro rata payment on termination and the establishment of the OCF Bonuses and the cash award in lieu of equity bonuses as described above.

                  TERMINATION OF EMPLOYEE STOCK PURCHASE PLAN. In anticipation of the closing of the transactions with Sprint Nextel, the Committee terminated the Company's Employee Stock Purchase Plan effective January 1, 2006.

                  BOARD COMPENSATION. The Committee has approved, based on the advice of compensation experts, in lieu of the annual grant of options, restricted shares or other equity compensation that otherwise would have been made to such directors, $57,000 earned on the first day of each calendar quarter in 2006 until the closing of the acquisition by Sprint Nextel, for each of Steve Dodge, Caroline Rapking, Adam Aron, James Perry, Art Harrigan, and Dennis Weibling, and payable upon the first day of each calendar quarter in which the current board is still functioning. In addition, the Committee has recommended that our Board of Directors approve an increase in the meeting fees for all Board of Director or Committee meetings, whether held in person or by telephone and which last more than twenty minutes, to $1,000 per such meeting for each of Messrs. Dodge, Aron, Perry, Harrigan, Weibling, and Ms. Rapking.


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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          NEXTEL PARTNERS, INC.



                                          By:    /s/Donald. J. Manning
                                          Name:  Donald J. Manning
                                          Title: Vice President, General Counsel
                                                 and Secretary


Date:  January 27, 2006





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